Exhibit 99.15

Board Resolution To Approve The Spin-ff of Payment & Loyalty Group

ACTION BY WRITTEN CONSENT OF THE DIRECTORS
OF
MEZABAY INTERNATIONAL INC.
(FORMERLY, CARDTREND INTERNATIONAL INC.)
a Nevada corporation

Pursuant to Section 78.315 of the Nevada Revised Statutes, the undersigned (each, a “Director”), constituting a majority of the members of the Board of Directors of MEZABAY INTERNATIONAL INC. (Formerly, CARDTREND INTERNATIONAL INC.), a Nevada corporation (the “Corporation”), and in accordance with the Bylaws thereof, do hereby waive notice of a meeting and adopt, approve, confirm, and ratify in writing, without a meeting, the following resolutions as though said resolutions were adopted at a duly noticed and properly held meeting of the Board of Directors of this Corporation, effective as of  September 24, 2009.
WHEREAS, the management of the Corporation has proposed that the Corporation to spin off the Payment and Loyalty Group under the wholly owned subsidiary, Payment Business Solutions Sdn. Bhd. (“PBS”) as per the attached write-up which details the rationales for the spin-off and the distribution of PBS shares to the shareholders of the corporations;

WHEREAS, for the spin-off, the corporation will distribute 100% of the PBS shares to the Corporation’s shareholders. The Corporation's shareholders will receive, on a pro rata basis, one (1) share of PBS common stock of par value of Malaysia Ten Sen (RM0.10) per share (equivalent to approximately US$0.0286 per share) for every eighty (80) shares of the Corporation’s Common Stock and one point two five (1.25) shares of PBS common stock of par value of Malaysia Ten Sen (RM0.10) (about $0.0286) for every one (1) share of the Corporation’s Series D Preferred Sock, held on September 30, 2009 (“Record Date”), and with one share of PBS’s common stock for any fractional share of PBS’s common stock that any shareholder may be entitled to for the distribution. The distribution is expected to be completed on or about November 30, 2009, subject to the approvals of the relevant regulatory authorities in Malaysia;

WHEREAS, the Corporation desires that neither the shareholders nor the Corporation would have to pay taxes for the transaction. It is estimated that on the Record Date, there will be about 974 million shares of the Corporation’s Common Stock and 10 million shares of Series E Preferred Stock issued and outstanding and are convertible to 1,000,000,000 shares of the common stock of the Corporation. Hence, about 24.7 million shares of PBS will be distributed. After the spin-off on September 30, 2009, the Corporation will have no ownership stake in PBS and will continue to operate the E-commerce and M-Commerce Group (“EMCG”) under its wholly owned subsidiary in Malaysia, Gaeawave Sdn. Bhd.; and

WHEREAS, it is of the best interest of the shareholders and the Corporation to spin-off PBS as an independent company;

NOW THEREFORE, BE IT RESOLVED, that the Spin-off of PBS in which the Corporation's shareholders will receive, on a pro rata basis, one (1) share of PBS common stock of par value of Malaysia Ten Sen (RM0.10) per share (equivalent to approximately US$0.0286 per share) for every eighty (80) shares of the Corporation’s Common Stock and one point two five (1.25) shares of PBS common stock of par value of Malaysia Ten Sen (RM0.10) for every one (1) share of the Corporation’s Series D Preferred Sock, held on September 30, 2009 (“Record Date”), and with one share of PBS’s common stock for any fractional share of PBS’s common stock that any shareholder may be entitled to for the distribution which is to be completed on or about November 30, 2009, subject to the approvals of the relevant regulatory authorities in Malaysia, be and is hereby, approved.

FURTHER RESOLVED, that the Chief Executive Officer, Mr. Shoon Hau Tsin, or any of the Directors of the Corporation be, and hereby is, authorized and directed to do and perform such action as necessary to execute and deliver such other documents for and on behalf of the Corporation, as may in his or her discretion be deemed reasonably necessary or proper in order to carry into effect any of the provisions of these Resolutions.

IN WITNESS WHEREOF, the undersigned Directors have executed this Action by Unanimous Written Consent of the Directors, effective as of September 24, 2009.

The undersigned, constituting all of the Directors of the Corporation, hereby direct that a fully executed original of this Written Consent be delivered to the Secretary of this Corporation for filing in the minutes book of the Corporation.

TEY YONG QING	SHOON HAU TSIN
TEY YONG QING	SHOON HAU TSIN

FAN FOO MIN	THUM MAY YIN
FAN FOO MIN	THUM MAY YIN